Exhibit 99.8



                  HOMESTAKE MINING COMPANY OFFER FOR THE ISSUED
                 CAPITAL OF HOMESTAKE GOLD OF AUSTRALIA LIMITED
                          WILL CLOSE ON 9 FEBRUARY 1996

                    HOMESTAKE REACHES COMPULSORY ACQUISITION
                                   THRESHOLDS

Homestake Mining Company ("Homestake") announced today that it is now entitled to 98.3% of the issued capital of Homestake Gold of Australia Limited ("HGAL") and that more than 75% of the HGAL shareholders who were registered immediately before the day on which the Part A was served on HGAL have now accepted the offer or ceased to be shareholders. Pursuant to the offer 87% of HGAL's shares were tendered for Homestake shares whilst the remaining 13% accepted the cash offer. THE OFFER WILL CLOSE AT 5.00PM, SYDNEY TIME, ON 9 FEBRUARY 1996 AND WILL NOT BE EXTENDED.

Homestake intends to proceed to compulsorily acquire the remaining shares in HGAL to which it is not presently entitled as soon as possible.


For further information contact:

              Peter Breese or Charlie Lewis
              Baring Brothers Burrows & Co., Limited
              (02) 247 1222


31 January 1996








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